Exhibit 10.3

10/19/2015	Solium Inc. - Shareworks™

STOCK OPTION AGREEMENT

SIGN-ON GRANT

THIS AGREEMENT made as of August 11, 2014

AMONG:

Ritchie Bros. Auctioneers Incorporated, a company incorporated under the laws of Canada, having an office at 9500 Glenlyon Parkway, Burnaby, B.C. V5J OC6

(the "Company")

AND:

Ravichandra Saligram of 23W651 Hobson Rd

Naperville IL 60540

United States

(the "Optionee")

WHEREAS:

A.           The Optionee is a director, officer or employee of the Company or of a subsidiary of the Company or an individual employed by a person which is providing management services to the Company or a person otherwise approved by the Compensation Committee as "Eligible Persons"; and

B.           The Company considers that the grant to the Optionee of an option to purchase Common Shares in the capital of the Company will promote the interests of the Company by furnishing the Optionee with greater incentive to further develop and promote the business and financial success of the Company and by furthering the identity of interest of the Optionee with the shareholders of the Company generally through share ownership in the Company;

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NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual premises and respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

INTERPRETATION

1.1 Definitions

In this Agreement unless there is something in the subject matter or context inconsistent therewith, words and terms used herein will have the following meanings:

(1)         "Affiliate" has the meaning ascribed thereto under the Securities Act (British Columbia) in effect on the date hereof;

(2)         "Board of Directors" means the board of directors of the Company for the time being;

(3)         "Business Day" means a day other than Saturday, Sunday and any other day which is a legal holiday in British Columbia;

(4)         "Cause" shall have the meaning set forth in the Employment Agreement;

(5)         "Common Shares" means common shares without par value in the capital of the Company;

(6)         "Compensation Committee" means a committee of the Board of Directors, as constituted from time to time, charged with, among other things, the administration of the Plan or, if at any time such a committee has not been appointed by the Board of Directors, the Board of Directors as a whole;

(7)         "Employment Agreement" means the employment agreement between the Optionee and Ritchie Bros. Auctioneers (Canada) Ltd. dated June 16, 2014;

(8)         "Expiry Date" means the close of business on August 11, 2024 or such later date as may be extended pursuant to the terms of the plan;

(9)         "Good Reason" shall have the meaning set forth in the Employment Agreement;

(10)       "Option" means the option to purchase Common Shares granted by this Agreement;

(11)       "Plan" means the Stock Option Plan of the Company adopted by the Board of Directors as of July 31, 1997 and amended and re-stated as of April 13, 2007, as the same may from time to time be supplemented or amended and in effect;

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(12)       "Retirement" means retirement as an employee and/or officer of the Company and the person is not taking on any other substitute paid employment or engagement, and if there is any question on whether a cessation of employment is by way of a retirement or not, the determination by the Chief People Officer shall be conclusive and binding on the Optionee; provided, however, that the Optionee's entitlement to exercise or receive any Retirement treatment hereunder shall be subject to the terms set forth in the Employment Agreement;

(13)       "subsidiary" has the meaning ascribed thereto under the Securities Act (British Columbia) as the same may from time to time be amended or re-enacted.

1.2 Interpretation

For the purposes of this Agreement, except as otherwise provided:

(1)         "this Agreement" means this Agreement as it may from time to time be supplemented or amended and in effect;

(2)         all references in this Agreement to "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

(3)         the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(4)         the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(5)         the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto;

(6)         where the time for doing an act falls or expires on a day other than a Business Day, the time for doing such act is extended to the next day which is a Business Day;

(7)         any reference to a statute is a reference to the applicable statute and to any regulations made pursuant thereto and includes all amendments made thereto and in force from time to time and any statute or regulation that has the effect of supplementing or superseding such statute or regulation; and

(8)         any other capitalized terms not defined herein but defined in the Plan shall have the meaning as set out in the Plan.

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ARTICLE II

THE OPTION

2.1 Grant

08/11/2014_Stock Options Plan_Sp. Options_CEO_24.43

11-Aug-2014

$24.43 USD

Subject to the provisions of this Agreement and all the terms of the Plan, the Company hereby grants to the Optionee an option to purchase 338,249.222026 Common Shares at an exercise price of $24.43 USD per share, being the closing trading price on August 11, 2014.

2.2 Expiry of Option

Subject to the terms of the Plan (including but not limited to section 8.1(e)(iv) of the Plan) and the provisions of this Agreement below, the Option will expire upon the earliest to occur of the following:

(1)         the Expiry Date; 11-Aug-2024

(2)         the date which is 90 days after the Optionee ceases to be an "Eligible Person" due to termination by the Company without Cause or due to voluntary termination by the Optionee (other than Retirement);

(3)         the date which is 30 days after the Optionee ceases to be an "Eligible Person" due to termination by the Company with Cause;

(4)         the date which is 3rd anniversary of the date the Optionee ceases to be an "Eligible Person" due to Retirement, provided that if the Optionee takes on any substitute paid employment or engagement before the date which is the 3rd anniversary of the date when the Optionee ceased to be an "Eligible Person", then the Option will expire on the date when such Optionee takes on such substitute paid employment or engagement (if there is any question on whether certain work amounts to substitute paid employment or engagement, the determination by the Chief People Officer shall be conclusive and binding on the Optionee); and

(5)         in the event of the death of the Optionee (including death occurring during the time period specified in subsections 2.2(2) and 2.2(4) above), the date which is 365 days after the date of death of the Optionee.

For greater certainty for the purpose of this Agreement and the Plan, the date on which the employment of an Optionee is terminated without Cause shall be deemed to be the date on which any notice of termination of employment provided to such Optionee is stated to be effective (or in the case of an alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and not during or as of the end of any period following such date during which the Optionee is in receipt of, or entitled to receive, statutory, contractual or common law notice of termination or any compensation in lieu of such notice.

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2.3 Nontransferability of Option

The Option is not transferable or assignable and is exercisable only by the Optionee or, in the event of the death of the Optionee or the appointment of a committee or duly appointed attorney of the Optionee or of the estate of the Optionee on the grounds that the Optionee is incapable, by reason of physical or mental infirmity, of managing his affairs, the Optionee's legal representative or such committee or attorney, as the case may be (the "Legal Representative") .

2.4 Manner of Exercise

Subject to the terms of the Plan, the Option may be exercised by (i) delivering to the Company, prior to the expiry of the Option, an option exercise form duly executed by the Optionee or its Legal Representative (the "Option Exercise Form") substantially in the form of Schedule "A" completed and executed in a manner acceptable to the Company, acting reasonably, or (ii) following and completing the on-line exercise procedure as specified by the Compensation Committee from time to time (with appropriate proof of completion of such exercise procedure) (the "Online Exercise Procedure"). The Option Exercise Form or the completion of the Online Exercise Procedure (as applicable) must be accompanied by payment in full for the number of Common Shares in respect of which the Option is being exercised in lawful currency of the United States of America, in cash, bank draft, certified cheque or other form of payment acceptable to the Company, made payable to the Company at its principal place of business at the time of the exercise of the Option.

2.5 Issuance of Shares

The Company will have no obligation to issue Common Shares upon the exercise of the Option unless the Compensation Committee is satisfied that the issuance of such Common Shares to the Optionee will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Company is subject, including any stock exchange or other organized market on which the Common Shares may from time to time be listed or posted for trading. In particular, if required by any regulatory authority to which the Company is subject, including any stock exchange or other organized market on which the Common Shares may from time to time be listed or traded, shareholder approval to the grant of this Option must be obtained prior to the exercise of the Option or to the amendment of this Agreement. The Company will also require the Optionee to pay or provide evidence to the full satisfaction of the Company that all tax, withholdings, deductions or other form of tax remittance obligations applicable to the Optionee or the Company in relation to the Options are satisfied before the Company will proceed to complete the exercise of the Option and the issuance and delivery of the Common Shares to the Optionee or in accordance with his/her direction upon the exercise of the Option.

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2.6 Compliance with Laws

The Compensation Committee may from time to time take such steps and require such documentation from the Optionee which in its opinion is necessary or desirable to ensure compliance with all applicable laws, rules and regulations (including but not limited to rules and regulations of applicable stock exchanges) by the Company or the Optionee in relation to the exercise of the Option or the issuance and delivery of the Common Shares to the Optionee upon exercise of the Option. The Compensation Committee may also from time to time take such steps which in its opinion are necessary or desirable to restrict the transferability of any Common Shares acquired on the exercise of any Option in order to ensure such compliance, including the endorsement of a legend on any certificate representing Common Shares acquired on the exercise of the Option to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada or the United States.

2.7 Delivery of Share Certificates

Subject to Sections 2.5 and 2.6, the Company will as soon as practicable after receipt of the Option Exercise Form or the confirmation of the completion of the Online Exercise Procedure and the payment referred to in Section 2.4 issue and deliver a certificate or certificates representing the Common Shares so purchased.

2.8 Vesting

Vest Schedule - Options

Vest Date	Vest Quantity

11-Aug-2015	67,650

11-Aug-2016	67,650

11-Aug-2017	67,649

11-Aug-2018	67,650

11-Aug-2019	67,650.222026

338,249.222026

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Subject to the terms of the Plan, the Optionee may elect to purchase before the expiry of the Options as provided for in Section 2.2 above:

(1)         up to 20% of the Common Shares subject to the Options granted under this Agreement (which have not been previously purchased) on or after the first anniversary date of this Agreement;

(2)         up to 40% of the Common Shares subject to the Options granted under this Agreement (which have not been previously purchased) on or after the second anniversary date of this Agreement;

(3)         up to 60% of the Common Shares subject to the Options granted under this Agreement (which have not been previously purchased) on or after the third anniversary date of this Agreement;

(4)         up to 80% of the Common Shares subject to the Options granted under this Agreement (which have not been previously purchased) on or after the fourth anniversary date of this Agreement; and

(5)         up to 100% of the Common Shares subject to the Options granted under this Agreement (which have not been previously purchased) on or after the fifth anniversary date of this Agreement provided that:

(6)         if, prior to July 7, 2017, the Optionee ceases to be an "Eligible Person" due to termination by the Company without Cause (not including voluntary termination by the Optionee) or termination by the Optionee for Good Reason, all Common Shares subject to Options granted under this Agreement which are not yet available for purchase as provided for above (the "Unvested Options") will immediately be cancelled on the effective date of such termination;

(7)         if, on or subsequent to July 7, 2017, the Optionee ceases to be an "Eligible Person" due to termination by the Company without Cause (not including voluntary termination by the Optionee) or termination by the Optionee for Good Reason, all Unvested Options will immediately on the effective date of such termination become available for purchase (subject to the expiry provisions as set out in Section 2.2 above);

(8)         if the Optionee ceases to be an "Eligible Person" due to voluntary termination by the Optionee (other than Retirement), all Unvested Options will immediately be cancelled on the effective date of such termination;

(9)         if the Optionee ceases to be an "Eligible Person" due to termination by the Company of the Optionee with Cause, all Unvested Options will immediately be cancelled on the date when the Company notifies the Optionee of such termination;

(10)       if the Optionee ceases to be an "Eligible Person" due to Retirement, all Unvested Options on the date of Retirement will continue to vest after Retirement according to the schedule provided for in Sections 2.8(1), (2), (3), (4) and (5); and

(11)       if the Optionee dies before ceasing to be an "Eligible Person" or before the expiry of the period for exercise as provided for in subsections 2.2(2) and 2.2(4) above, all Unvested Options will vest immediately on the date of death.

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Notwithstanding the above, the Compensation Committee may at its discretion shorten the period of time in which any Unvested Options may become exercisable, provided that the Compensation Committee determines that such shortening of the period of time be appropriate and in the best interest of the Company in the circumstances and it is agreed and acknowledged that there is no obligation on the Compensation Committee to exercise such discretion nor shall the Compensation Committee be required to provide reasons for exercise or non-exercise of such discretion.

ARTICLE III

ADJUSTMENTS

3.1 Adjustments

This Agreement will be amended by the Company unilaterally (without the need of consent or notice to the Optionee) upon the occurrence of the events referred to in Section 8.1 (h) of the Plan so that the rights of the Optionee hereunder, including the number of Common Shares that may be purchased on the exercise of the Option and the Exercise Price at which such Common Shares may be purchased, will be adjusted in accordance with the provisions set forth in the Plan from and after, but not before, the occurrence of such event. Successive adjustments will be made in the case of the occurrence of more than one such event as provided for therein, but, in the case of each such event, only from and after the occurrence of such event. Until the occurrence of such event, the rights of the Optionee hereunder, including the number of Common Shares that may be purchased on the exercise of the Option and the Exercise Price at which such Common Shares may be purchased, will remain unamended as set out herein.

ARTICLE IV

COVENANTS AND REPRESENTATIONS

4.1 Representations and Covenants of the Company

(1)         The Company hereby covenants that it will reserve or cause to be reserved for allotment sufficient Common Shares for issue to the Optionee of all Common Shares which are issuable from time to time under the Option.

(2)         The Company represents that the Optionee is a bona fide employee of the Company or of a subsidiary of the Company or an individual employed by a person which is providing management services to the Company (other than investor relations) or a person who is approved as an "Eligible Person" by the Compensation Committee.

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4.2 Representations and Covenants of the Optionee

The Optionee hereby represents and covenants that:

(1)         the Optionee is a director, officer or employee of the Company or of a subsidiary of the Company or an individual employed by a person providing management services to the Company or a person who is approved as an "Eligible Person" by the Compensation Committee;

(2)         the Optionee has not been induced to enter into this Agreement by the expectation of employment or continued employment with the Company or any person providing management services to the Company;

(3)         the Optionee is aware that the grant of the Option and the issuance by the Company of Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document qualifying the distribution of the Options or Common Shares to be distributed thereunder under any applicable securities laws;

(4)         if the Optionee or the Legal Representative of the Optionee exercises the Option, the Optionee or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares purchased upon the exercise of the Option, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Company is subject, including any stock exchange or other organized market on which the Common Shares may be listed or posted for trading, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any company, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States; and

(5)         upon each exercise of the Option, the Optionee, or the Legal Representatives of the Optionee, as the case may be, will, if requested by the Company, represent and agree in writing that the Optionee is or was, a director, officer or employee of the Company or of a subsidiary of the Company or an individual employed by a person providing management services to the Company or a person who is approved as an "Eligible Person" by the Compensation Committee and has not been induced to purchase the Common Shares by expectation of employment or continued employment with the Company or any person providing management services to the Company and that such person is not aware of any commission or other remuneration having been paid or given to others in respect of the trade in the Common Shares.

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ARTICLE V

MISCELLANEOUS

5.1 Notices

Any notice or other communication required or permitted to be delivered under this Agreement will be considered delivered only if in writing and when it is actually delivered (which delivery may be by telex, telecopy or other telecommunications device) to the attention of the party to whom it is intended at the principal business address of the Company, if addressed to the Company, or to the address specified above, if to the Optionee, or to such other address as such party may designate to the other party by notice in writing delivered in accordance with this Section.

5.2 Interpretation

Any question arising as to the interpretation of this Agreement will be determined by the Compensation Committee and, absent manifest error, such determination will be conclusive and binding on the Company and the Optionee.

5.3 Further Assurances

Each of the parties hereto will, on demand by the other party hereto, execute and deliver all such further documents and instruments and do all such further acts and things as the party may either before or after the execution and delivery of this Agreement reasonably request to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

5.4 Severability

If any provision of this Agreement is determined to be void, illegal or unenforceable, such provision will be construed to be separate and severable from this Agreement and will not impair the validity, legality or enforceability of any other provision of this Agreement and the remainder of this Agreement will continue to be binding on the parties hereto as if such provision had been deleted.

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5.5 No Assignment

Neither this Agreement nor the Option may be assigned, transferred or charged in whole or in part by the Optionee and any purported assignment, transfer or charge shall cause this Agreement and the Option to lapse forthwith and be null and void after that time.

5.6 Amendment

No amendment shall be made to this Agreement unless all applicable rules and regulations of all regulatory authorities to which the Company is subject have been complied with and in particular, no amendment shall be made to this Agreement without prior approval of the shareholders of the Company if:

(1)         the Option as originally constituted was accepted for filing by the shareholders; or

(2)         the Optionee is an insider (as such term is defined in the Plan) of the Company at the time of the proposed amendment.

5.7 Burden and Benefit

This Agreement will be binding upon and will enure to the benefit of the Company and its successors and assigns and the Optionee and, if applicable, his Legal Representative.

5.8 Time

Time will be of the essence in this Agreement.

5.9 Governing Law

This Agreement and all matters arising hereunder will be governed by and construed in accordance with the laws of British Columbia.

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5.10 Incorporation of the Terms of the Plan

This Agreement shall be deemed to have incorporated all the terms of the Plan and the Options granted hereunder shall be subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:

C/S

Title: Corporate Secretary

Signed by Ravichandra Saligram	)

in the presence of:	)

)

)

Signature	)

)

	)	Ravichandra Saligram

Name	)

)

)

Address	)

)

)

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SCHEDULE "A"

OPTION EXERCISE FORM

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